SIXTH AMENDMENT TO WISDOMTREE TRUST FUND OF FUNDS INVESTMENT AGREEMENT
This sixth amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated January 19, 2022 (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”); and GPS FUNDS I and GPS FUNDS II, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of April 11, 2024 (the “Effective Date”).
WHEREAS, the Parties desire to amend Appendix A of the Agreement to reflect the addition of a new Fund, as described below; and
WHEREAS, Section 6(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto to reflect the addition of WisdomTree 1-3 Year Laddered Treasury Fund, WisdomTree 7-10 Year Laddered Treasury Fund and WisdomTree India Hedged Equity Fund.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date.

WISDOMTREE TRUST

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title	President

GPS Funds I

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

GPS Funds II

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

APPENDIX A
List of Funds to which the Agreement Applies

GPS Funds I
GuideMark Large Cap Core Fund
GuideMark Emerging Markets Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Core Fixed Income Fund

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

Acquired Funds
WisdomTree ETFs

CORE

DOMESTIC EQUITY ETFs

Large Cap    Ticker    Exp. Ratio %
U.S. LargeCap    EPS    0.08
U.S. Quality Dividend Growth    DGRW    0.28
U.S. Multifactor    USMF    0.28

Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap	EZM	0.38
U.S. SmallCap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38
VALUE
Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap Dividend	DLN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	0.38
U.S. Value	WTV	0.12
Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap Dividend	DON	0.38

U.S. SmallCap Dividend	DES	0.38
GROWTH
Large Cap	Ticker	Exp. Ratio %
U.S. Quality Growth	QGRW	0.28
Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap Quality Growth	QMID	0.38
U.S. SmallCap Quality Growth	QSML	0.38
EMERGING MARKETS EQUITY ETFs
Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets High Dividend	DEM	0.63
Emerging Markets Quality Dividend Growth	DGRE	0.32
Emerging Markets Multifactor	EMMF	0.48
Emerging Markets SmallCap Dividend	DGS	0.58
Emerging Markets ex-China	XC	0.32
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32
Regional/Single Country	Ticker	Exp. Ratio %
India Earnings	EPI	0.83
China ex-State-Owned Enterprises	CXSE	0.32
India Hedged Equity	INDH	0.63
INTERNATIONAL EQUTIY ETFs
International	Ticker	Exp. Ratio %

International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic Currency Hedged International Equity	DDWM	0.40
International LargeCap Dividend	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42
International Mid & Small Cap	Ticker	Exp. Ratio %
International SmallCap Dividend	DLS	0.58
Dynamic Currency Hedged International SmallCap Equity	DDLS	0.48
International MidCap Dividend	DIM	0.58
Global	Ticker	Exp. Ratio %
Global ex-U.S. Quality Dividend Growth	DNL	0.42
Global High Dividend	DEW	0.58
New Economy Real Estate	WTRE	0.58
Regional/Single Country	Ticker	Exp. Ratio %
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58
Regional/Single Country Small Cap	Ticker	Exp. Ratio %
Japan SmallCap Dividend	DFJ	0.58
Japan Hedged SmallCap Equity	DXJS	0.58

Europe SmallCap Dividend	DFE	0.58
Europe Hedged SmallCap Equity	EUSC	0.58
FIXED INCOME ETFs
Strategic Core	Ticker	Exp. Ratio %
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Mortgage Plus Bond	MTGP	0.45
Government Strategies	Ticker	Exp. Ratio %
Floating Rate Treasury	USFR	0.15
1-3 Year Laddered Treasury	USSH	0.15
7-10 Year Laddered Treasury	USIN	0.15
Interest Rate Strategies	Ticker	Exp. Ratio %
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Interest Rate Hedged High Yield Bond	HYZD	0.43
Credit	Ticker	Exp. Ratio %
U.S. Corporate Bond	WFIG	0.18
U.S. Short-Term Corporate Bond	SFIG	0.18
U.S. High Yield Corporate Bond	WFHY	0.18
Voya Yield Enhanced USD Universal Bond	UNIY	0.15
Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60
Currency Strategies	Ticker	Exp. Ratio %
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.51
ALTERNATIVE ETFs
Managed Futures	Ticker	Exp. Ratio %
Managed Futures Strategy	WTMF	0.65
Option-Based	Ticker	Exp. Ratio %
PutWrite Strategy	PUTW	0.44
Commodity	Ticker	Exp. Ratio %
Enhanced Commodity Strategy	GCC	0.55
Target Range	Ticker	Exp. Ratio %
Target Range	GTR	0.70
CAPITAL EFFICIENT ETFs
Core	Ticker	Exp. Ratio %
U.S. Efficient Core	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.38
Efficient Gold Plus Equity Strategy	GDE	0.20

Tactical	Ticker	Exp. Ratio %
Efficient Gold Plus Gold Miners Strategy	GMDN	0.45